Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports First Quarter 2014 Financial Results

Oakland, CA - April 22, 2014 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the quarter ended March 31, 2014.

Revenue for the first quarter of 2014 was $28.6 million compared to $32.3 million for the fourth quarter of 2013 and $28.4 million for the first quarter of 2013. Net income for the first quarter of 2014, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.3 million or $0.01 per share compared with net income of $1.4 million or $0.04 per share for the fourth quarter of 2013 and net income of $0.2 million or $0.01 per share for the first quarter of 2013. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA profit of $0.5 million for the first quarter of 2014, compared to an adjusted EBITDA profit of $1.6 million for the fourth quarter of 2013 and an adjusted EBITDA profit of $0.6 million for the first quarter of 2013.

"Despite normal seasonal patterns affecting revenue, we're pleased to announce that we generated positive net income for the sixth quarter in a row and continue to strengthen our financial position," stated Mory Ejabat, Zhone's chief executive officer. "In 2014, our primary financial goal is to generate greater profitability for the year as a whole."

Cash and cash equivalents at March 31, 2014 was $15.6 million compared to $15.7 million at December 31, 2013.

Zhone will conduct a conference call and audio webcast today, April 22, 2014, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2014 results. This call is open to the public by dialing +1 (877) 280-4953 for U.S. callers and +1 (857) 244-7310 for international callers and then entering passcode 62047315. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 56918943. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income.
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income
(In thousands, except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net revenue	$28,609	$32,306	$28,379
Cost of revenue	17,744	20,197	17,875
Gross profit	10,865	12,109	10,504
Operating expenses:
Research and product development (1)	4,143	3,812	3,660
Sales and marketing (1)	4,678	5,620	4,822
General and administrative (1)	1,689	1,283	1,689
Total operating expenses	10,510	10,715	10,171
Operating income	355	1,394	333
Other income (expense), net	(10)	2	(71)
Income before income taxes	345	1,396	262
Income tax provision (benefit)	43	(36)	32
Net income	$302	$1,432	$230
Other comprehensive loss	(20)	(38)	(5)
Comprehensive income	$282	$1,394	$225
Weighted average shares outstanding
Basic	32,299	31,896	31,118
Diluted	34,826	34,287	31,758
Earnings per common share
Basic	$0.01	$0.04	$0.01
Diluted	$0.01	$0.04	$0.01
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$1	$1	$—
Sales and marketing	4	1	—
General and administrative	54	55	178
	$59	$57	$178
GAAP net income	$302	$1,432	$230
Stock-based compensation	59	57	178
Interest expense	16	11	39
Income taxes	43	(36)	32
Depreciation	90	101	82
Non-GAAP Adjusted EBITDA income	$510	$1,565	$561

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$15,605	$15,686
Accounts receivable	30,604	33,328
Inventories	17,889	19,562
Prepaid expenses and other current assets	2,191	2,269
Total current assets	66,289	70,845
Property and equipment, net	659	718
Other assets	255	254
Total assets	$67,203	$71,817
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,340	$12,689
Line of credit	10,000	10,000
Accrued and other liabilities	8,103	8,865
Total current liabilities	26,443	31,554
Other long-term liabilities	2,750	2,704
Total liabilities	29,193	34,258
Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	1,074,463	1,074,294
Other comprehensive income	45	65
Accumulated deficit	(1,036,530)	(1,036,832)
Total stockholders’ equity	38,010	37,559
Total liabilities and stockholders’ equity	$67,203	$71,817

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